                              INVESTMENT ADVISORY

                                   AGREEMENT

                                     BY AND

                                    BETWEEN

                    WESTERN SECURITY LIFE INSURANCE COMPANY

                                      AND

                     AMERUS CAPITAL MANAGEMENT GROUP, INC.

                                     DATED

                               FEBRUARY 18, 2000




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                               TABLE OF CONTENTS

                                                                            PAGE
1.   INVESTMENT MANAGEMENT AND SERVICES .......................................2
     1.1 Authorization and Appointment ........................................2
     1.2 Services and Advice ..................................................2
     1.3 Documentation ........................................................4
     1.4 Compliance With Investment Laws and Company Policies and Guidelines ..4
     1.5 Custodian ............................................................5
     1.6 Reports to Boards of Directors .......................................6
     1.7 Supervision by Board of Directors ....................................6
     1.8 Powers of Advisor ....................................................7

2.   PERSONNEL, FACILITIES AND COSTS ..........................................8
     2.1 Personnel ............................................................8
     2.2 Facilities ...........................................................8
     2.3 Costs and Expenses ...................................................8
     2.4 Brokerage ............................................................9
     2.5 Non-Exclusive Advisory Services .....................................10
     2.6 Agency Cross Transactions ...........................................10
     2.7 Aggregation .........................................................11
     2.8 Conflict of Interest ................................................12

3.   AMOUNT AND PAYMENT OF FEES ..............................................12
     3.1 Fees for Services ...................................................12
     3.2 Adjustment to Fees ..................................................12
     3.3 Proration of Fees ...................................................13

4.   CONFIDENTIALITY, PERFORMANCE, AND RELATIONSHIP OF PARTIES ...............13
     4.1 Disclosure of Information ...........................................13
     4.2 Records and Reports .................................................14
     4.3 Inspection of Books and Records .....................................14
     4.4 Performance .........................................................15
     4.5 Relationship of Parties .............................................15
     4.6 Standard of Care ....................................................15
     4.7 Indemnification .....................................................16
     4.8 Arbitration of Disputes .............................................17

5.   REPRESENTATIONS AND WARRANTIES ..........................................19
     5.1 Representations and Warranties of the Company .......................19
     5.2 Representations and Warranties of Advisor ...........................20


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
6.   ACKNOWLEDGEMENTS AND CONSENTS ..........................................20
     6.1 Regulatory Approvals ...............................................20
     6.2 Rule 204-3 Notice ..................................................21
     6.3 No Representation ..................................................21
     6.4 Confidential Information ...........................................21

7.   MISCELLANEOUS ..........................................................22
     7.1 Termination and Cancellation .......................................22
     7.2 Notices ............................................................22
     7.3 Entire Agreement ...................................................23
     7.4 Governing Law ......................................................23
     7.5 Amendments .........................................................23
     7.6 Binding Agreement ..................................................23
     7.7 Severable Provisions ...............................................23
     7.8 Assignment .........................................................24
     7.9 Counterparts .......................................................24
     7.10 Required CFTC Legend ..............................................24



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         THIS INVESTMENT ADVISORY AGREEMENT (the "Investment Advisory
Agreement") is dated this ___ day of February, 2000, made and entered into by and between WESTERN SECURITY LIFE INSURANCE COMPANY, an Arizona domiciled life insurance company (the "Company"), and AMERUS CAPITAL MANAGEMENT GROUP, INC., an Iowa corporation (the "Advisor").

                                R E C I T A L S:

         WHEREAS, the Company desires to have the Advisor provide certain investment advisory services, including investment management, investment accounting and asset/liability management services on the terms and conditions set forth herein; and

         WHEREAS, the Advisor agrees to provide such investment advisory services on the terms and conditions set forth herein; and

         WHEREAS, the Company and the Advisor acknowledge that all investment advisory services provided under this Agreement are subject to the applicable investment provisions of the Arizona Insurance Law as well as oversight by the Company's Board of Directors;

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:



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         1. INVESTMENT MANAGEMENT AND SERVICES

         1.1 AUTHORIZATION AND APPOINTMENT. The Company hereby authorizes and appoints the Advisor to act as its investment advisor and to exercise full investment discretion subject to the terms of this Investment Advisory Agreement, as the Company's agent and attorney-in-fact, with respect to all cash and invested assets of the Company (consisting of all assets required to be listed on Lines 1 through 10 of Page 2 of the NAIC Annual Statement blank for Life and Accident and Health Companies, other than policy loans (Line 5) and real estate properties occupied by the Company (Line 4.1)) (all of which cash and invested assets are collectively referred to in this Investment Advisory Agreement as the "Assets"), and to perform the investment-related services described in this Investment Advisory Agreement.

         1.2 SERVICES AND ADVICE. The Advisor agrees to manage and service the Assets of the Company. The services to be rendered by the Advisor to the Company pursuant to this Section 1.2 shall include:

         (a) Providing a continuous investment program for the Company, including recommending investment policies and establishing procedures and asset allocation and investment strategies commensurate with the Company's risk, return, income, tax and asset/liability goals and objectives;

         (b) Supervising, managing and directing the investment and reinvestment of cash, securities, loans and all other property that comprise the Assets of the Company;

         (c) Obtaining and evaluating pertinent economic, financial, and other relevant data affecting the Assets and other investment opportunities which the Advisor considers suitable for


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the Company, and purchasing and selling or otherwise disposing of Assets in the name and on behalf of the Company;

         (d) Taking or causing all supervisory and ministerial actions to be taken which are necessary to implement, manage, and service the investment program of the Company, including but not limited to effecting and documenting all transactions in the Assets and obtaining legal evidence of the ownership of all Assets purchased or otherwise acquired for the Company's account;

         (e) Performing, as requested by the Company, asset/liability matching services including, but not limited to, cash flow testing, modeling activities, the development of asset baseline strategies commensurate with the risk characteristics of associated liabilities and to give advice on the investment aspects of product development for traditional as well as investment oriented products; and

         (f) Providing investment accounting services and reports as follows:

             (i) providing financial reporting on all invested asset-related accounts and all investment income-related accounts necessary for inclusion in the Company's general ledger, with the level of detail deemed appropriate by the parties, and

             (ii) providing additional accounting services as are normally provided in the course of investment management for a life insurance company, such as providing information for regulatory reports, industry statistics, rating agency compilations and examination reports.


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         1.3 DOCUMENTATION. The Advisor shall maintain, and cause any Custodian
(as herein defined) having custody of any of the Assets to furnish to the Advisor, copies or originals of the documentation pertaining to the servicing and management of the Assets, including trade confirmations.

         1.4 COMPLIANCE WITH INVESTMENT LAWS AND COMPANY POLICIES AND GUIDELINES. In carrying out its responsibilities under this Investment Advisory Agreement, the Advisor agrees to comply with all applicable requirements of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), the federal securities laws and all other applicable laws and regulations, and acknowledges that its management of the Assets is subject to the following guidelines, limitations and restrictions:

         (a) All investments shall be made in compliance with all applicable laws and regulations, including, without limitation, the relevant investment provisions of Arizona's Insurance Law, including the qualitative and quantitative limitations set forth therein;

         (b) All investments shall be, in addition, subject to the investment policies and guidelines approved by the Company's Board of Directors which are attached hereto as Schedule 1.4(b)(ii)(as such investment policies may be amended from time to time by the Company's Board of Directors, the "Company's Investment Policies"). The Company reserves the right, in its sole discretion, to amend the Company's Investment Policies and agrees that any such amendments shall take effect only upon notice to the Advisor.

         (c) All hedging activity in which the Company may become involved relating to the investments and income generation activity by means of derivative transactions will be subject to a Derivative Use Plan to be adopted by the Company's Board of Directors and approved by the


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Arizona Insurance Department (the "AID"). The Advisor will assist the Company in developing the Derivative Use Plan after the date hereof. The Company reserves the right, in its sole discretion, to amend such Derivative Use Plan and agrees that any such amendments shall take effect only upon notice to the Advisor and approval by the AID.

         1.5 CUSTODIAN. (a) Assets consisting of cash and securities shall be held by those institutions specified in writing by the Company on Schedule 1.5 hereto (the "Custodians"). The Company's list of Custodians on Schedule 1.5 may be modified from time to time by the Company after consultation with the Advisor. The Company hereby represents that the institutions set forth on
Schedule 1.5 have agreed to act as Custodians for its Assets.

         (b) The Assets will be established and maintained with the relevant Custodians as provided herein and will be subject to any applicable custodial agreements. The Company agrees to cooperate with the Advisor and the Custodians in taking all such action as may be necessary or advisable to establish the Advisor's and the Custodians' authority with respect to the management of the securities and other Assets held in the Company's account.

         (c) The Company shall furnish such authorization as any Custodian may require from time to time in order that the Advisor may direct such Custodian to deliver Assets sold and to pay out of the cash portion of the Assets managed by the Advisor for any additional Assets purchased in accordance with any relevant custodial agreement and this Investment Advisory Agreement.

         (d) The Advisor shall give the Custodians appropriate instructions in writing or orally and confirmed in writing as soon as practicable thereafter. The Company shall instruct the Custodians to provide the Advisor with such periodic reports concerning the status of the Company's account as the Advisor may reasonably request from time to time. All income, gains


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and accruals from or to the Assets shall be collected by the relevant Custodian and credited to the Company's account.

         (e) The Company agrees that the Advisor shall have no liability to the Company or any other person for any loss or other harm to any property of the Company held in the custody of a Custodian (or its nominee), including any harm to any property of the Company resulting from the bankruptcy of the Custodian or any acts of the agents or employees of a Custodian and whether or not the full amount of such loss is covered by the Securities Investor Protection Corporation ("SIPC") or any other insurance which may be carried by a Custodian. The Company understands that SIPC provides only limited protection for the loss of property held by a broker dealer.

         1.6 REPORTS TO BOARDS OF DIRECTORS. The Advisor shall furnish such periodic reports as may be requested by the Board of Directors of the Company, or its duly authorized committee with respect to: (i) the Advisor's investment activities and the performance of the Assets and the Company's investment program; (ii) the Advisor's recommended changes, if any, in the Company's investment program; and (iii) any and all other actions taken by the Advisor relating to the Company's investment program.

         1.7 SUPERVISION BY BOARD OF DIRECTORS. The Advisor acknowledges that the Board of Directors of the Company is vested with the power, authority and responsibility for managing the business and affairs of the Company including, without limitation, its investment program. The Advisor acknowledges that any and all actions, whether supervisory or ministerial, taken pursuant to this
Section 1 by the Advisor shall be subject to the continuous supervision of said Board of Directors.


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         1.8 POWERS OF ADVISOR. (a) Subject to the terms of this Investment
Advisory Agreement, the Company's Investment Policies and such written investment instructions as the Company may deliver to the Advisor from time to time (such terms, policies and instructions are collectively referred to herein as the "Terms and Instructions"), the Advisor shall have power to supervise, direct and execute the investment and reinvestment of the cash, securities and other property that comprise the Assets and engage in such transactions on the Company's behalf as the Advisor may deem appropriate, in the Advisor's sole discretion and without prior consultation with the Company, in any and all forms of securities or other property as permitted by the Terms and Instructions, and to hold temporary cash balances without liability of the Advisor to the Company for interest thereon or to invest such temporary cash balances in money market funds or comparable short-term investments pending reinvestment thereof. The Company hereby ratifies and confirms any and all transactions hereafter engaged in by the Advisor in respect of its Assets provided that such transactions comply with the Terms and Instructions.

         (b) The Advisor shall, subject to the terms of this Investment Advisory Agreement and the Company's Investment Policies, have the exclusive right to manage the Assets and may use and rely on such information and materials as it may deem pertinent (including seeking advice from its affiliates). Subject to the foregoing, the Advisor may delegate all or a portion of its responsibilities with respect to all or a portion of the Assets to one or more sub-advisors with the consent of the Company, each of whom shall be an agent of the Advisor; provided, that no such delegation shall relieve the Advisor from its obligations hereunder.


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         (c) Subject to the Terms and Instructions, and with respect to any
Assets in the form of securities, the Advisor is authorized, but shall not be required: (i) to vote, tender or convert any such securities: (ii) to execute waivers, consents and other instruments with respect to such securities; and
(iii) to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation, or similar plan with reference to such securities.

         2. PERSONNEL, FACILITIES AND COSTS

         2.1 PERSONNEL. Except as otherwise provided herein, the Advisor shall furnish all personnel necessary to provide all the services to the Company as are required to be rendered under this Investment Advisory Agreement.

         2.2 FACILITIES. The Advisor shall furnish all equipment, software and other facilities necessary to provide all of the services to the Company as are required to be rendered under this Investment Advisory Agreement.

         2.3 COSTS AND EXPENSES. The Company shall pay directly or reimburse the Advisor for all costs and expenses reasonably necessary or required for Advisor to render the services provided for by this Investment Advisory Agreement, including, without limitation, all subadvisory fees, Custodian fees, mortgage servicing fees, brokers' fees, bank fees, legal expenses and fees for tax advice (provided the fees for legal services and tax advice are incurred for such services beyond those provided in the normal course of originating or acquiring securities, mortgage loans and other Assets and, in respect to any single request for such services that the Advisor reasonably expects will exceed $5,000.00, with the consent of the Company) and any costs of safekeeping or transport in connection with the acquisition and disposition of


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Assets, including execution costs, custody fees, margin costs and any other transaction expenses incurred in connection with a transaction in any of the Assets; provided, however, that no employee of the Advisor shall receive any salary or other compensation directly from the Company in connection with the services, advice, and assistance to be rendered by the Advisor under this Investment Advisory Agreement.

         2.4 BROKERAGE. The Advisor is authorized to use its discretion to select the brokers or dealers that will execute transactions in securities which are included in the Assets. The Advisor will use reasonable efforts to obtain prompt execution of orders at the most favorable prices reasonably obtainable and, in doing so, will consider a number of factors, including, without limitation, the overall direct net economic result of the transaction (including commission, which may not be the lowest available but which ordinarily will not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction is effected, the ability to effect a transaction involving a large block, the availability of the broker to stand ready to execute possible difficult transactions in the future and other matters involved in the receipt of "brokerage and research services" as defined in and in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and regulations thereunder. It is further understood that any supplemental advisory or statistical services which may be provided to the Advisor from time to time by a broker-dealer or other person for whatever reason shall not reduce the amount of the fees payable to the Advisor hereunder, notwithstanding that such supplemental advisory or statistical services are being furnished in connection with or incident to the execution of portfolio securities transactions of the Assets.


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         2.5 NON-EXCLUSIVE ADVISORY SERVICES. It is understood that the Advisor performs investment advisory services for various clients including investment companies. The Company agrees that the Advisor may give advice and take action with respect to any of its other clients which may differ from the advice given, or the timing or nature of action taken, with respect to the Assets, so long as it is the Advisor's policy, to the extent practical, to allocate investment opportunities to the Company over a period of time on a fair and equitable basis relative to other clients. Nothing in this Investment Advisory Agreement shall limit or restrict the Advisor or any of its directors, officers, affiliates or employees from buying, selling or trading in any securities or other assets for its or their own account or accounts, and the Company acknowledges that the Advisor, its directors, officers, affiliates and employees, and other clients of the Advisor, may at any time acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired, held or disposed of for the Company. The Advisor will not have any obligation to initiate the purchase or sale, or to recommend for purchase or sale, for the Company any security or other asset which the Advisor, its directors, officers, affiliates or employees may purchase, hold or sell for its or their own accounts or for the accounts of any other clients of the Advisor.

         2.6 AGENCY CROSS TRANSACTIONS. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients securities which the Advisor's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions


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from both parties to the transaction without the advisory client's consent. This is because in a situation where the Advisor is making the investment decision
(as opposed to a brokerage client which makes its own investment decisions), and the Advisor or an affiliate is receiving commissions from one or both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor's part regarding the advisory client. The Securities and Exchange Commission has adopted a rule under the Investment Advisers Act which permits the Advisor or its affiliates to participate on behalf of the Company in agency cross transactions if the Company has given written consent in advance. By execution of this Investment Advisory Agreement, the Company authorizes the Advisor or its affiliates to participate in agency cross transactions involving the Assets, subject to the Company's prior written consent with respect to each particular agency cross transaction.

         2.7 AGGREGATION. The Advisor is authorized, in its discretion, to aggregate purchases and sales and other transactions made for the Company with purchases and sales and other transactions in the same or similar securities or instruments of the same issuer or counterparty for other clients of the Advisor or with affiliates of the Advisor. When transactions are so aggregated, the actual prices applicable to the aggregated transactions will be averaged, and the Company will be deemed to have purchased or sold its proportionate share of the instruments involved at the average price so obtained. Stock exchange regulations may in certain instances prevent the executing broker/dealer from delivering a separate confirmation slip with respect to the Company's participation in the aggregated transactions and, in such event, the Advisor will advise the Company in writing of any purchase or disposition of instruments for the Company with respect to any such aggregated transaction.


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         2.8 CONFLICT OF INTEREST. The Advisor shall not render any advice or services concerning securities of companies of which any of the Advisor's, or affiliates of the Advisor's, officers, directors, or employees are directors or officers, or companies in which the Advisor or any of the Advisor's affiliates or the officers, directors and employees of any of them has any substantial economic interest, unless the Advisor discloses such conflict to the Company prior to rendering such advice or services.

         3. AMOUNT AND PAYMENT OF FEES

         3.1 FEES FOR SERVICES. As consideration for the Advisor providing the services, advice and assistance in connection with the Company's Assets and investment program set forth in this Investment Advisory Agreement, the Company agrees to pay the Advisor the fees set forth on Schedule 3.1 to this Investment Advisory Agreement. The fees payable to the Advisor hereunder shall be exclusive of the costs and expenses described in Section 2.3 incurred by the Advisor in connection with transactions in the Assets, which shall be paid directly by the Company or, if paid by the Advisor, reimbursed to the Advisor in addition to the fees set forth in Schedule 3.1.

         3.2 ADJUSTMENT TO FEES. The fees payable under Section 3.1 shall remain payable each quarter for the duration of the term of this Investment Advisory Agreement; provided, however, that if the amount of the Adjusted Assets (as defined in Schedule 3.1) increases or decreases by at least 25% of the amount of such Adjusted Assets as of the date of this Investment Advisory Agreement, then the amount payable shall be subject to adjustment by the parties as set forth in
Schedule 3.1. For purposes of determining such increase or decrease, the Adjusted Assets shall be valued as follows at the end of any calendar quarter (each, a "Valuation Date") during the continuation of this Investment Advisory Agreement. Bonds, debentures, notes, certificates of


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deposit, and other fixed income securities of a similar nature, whether or not traded on a national securities exchange, shall be valued in accordance with any reasonable valuation method selected by the Advisor which is based on sales prices of the same or comparable securities on or reasonably preceding the Valuation Date. Other securities for which market quotations are readily available will be valued at the known current bid price reasonably believed by the Advisor to most nearly represent current market value. Other securities and all other assets will be valued at fair market value as determined in good faith by the Advisor.

         3.3 PRORATION OF FEES. In the event of (a) inception of this Investment Advisory Agreement on a day other than the first day of a calendar quarter or
(b) termination of this Investment Advisory Agreement on a day other than the last day of a calendar quarter, the fee accrued during the quarter in which such event occurs shall be prorated on the basis of the number of days that the Investment Advisory Agreement is in effect during such quarter relative to the number of days in such quarter.

         4. CONFIDENTIALITY, PERFORMANCE, AND RELATIONSHIP OF PARTIES

         4.1 DISCLOSURE OF INFORMATION. The Advisor agrees that all information communicated to it by the Company while this Investment Advisory Agreement is in force shall be used by the Advisor only for the purposes of this Investment Advisory Agreement and for the benefit of the Advisor and its affiliates in connection with the Combination and Investment Agreement, dated as of the date hereof, between American Mutual Holding Company, AmerUs Life Holdings, Inc., Indianapolis Life Insurance Company and The Indianapolis Life Group of Companies, Inc., and that, during the term of this Investment Advisory Agreement and thereafter, the Advisor will not


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disclose such information to any person who is not a director, officer, employee or agent of the Company or the Advisor or, in furtherance of the performance of this Investment Advisory Agreement, an affiliate thereof who shall agree to be bound by this Section, except to the extent that such disclosure is required, directly or indirectly, by applicable law, rule or regulation, it being acknowledged that, to the extent such disclosure is made to any sub-advisor or other agent of the Advisor, such agent shall be required to undertake to be bound by the provisions of this Section.

         4.2 RECORDS AND REPORTS. All forms, records, statements, reports, files and other data and information prepared, maintained or collected by the Advisor in the performance of this Investment Advisory Agreement shall become the sole property of the Company and, upon request, shall be furnished to the Company or its designee.

         4.3 INSPECTION OF BOOKS AND RECORDS. The Advisor shall keep books of account and records relating to the services performed hereunder, in which full and correct entries will be made in accordance with generally accepted accounting procedures. In addition, the books, records and accounts kept by Advisor with respect to this Investment Advisory Agreement shall be so maintained as to clearly and accurately disclose the precise nature and details of the services, advice and assistance provided by Advisor to the Company. In addition to the rights to have information and records furnished to it pursuant to Section 4.2 above, the Company or its designated agents shall have, upon not less than five (5) days prior written notice to the Advisor, the right to inspect the books and records of the Advisor at the offices of the Advisor in which said books and records are maintained during normal business hours for any purpose related to the Advisor's performance under this Investment Advisory Agreement. The Company and


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affiliates of the Company who are also clients of the Advisor shall coordinate their exercise of the rights described in this paragraph in order to minimize the impact of such inspection on the Advisor.

         4.4 PERFORMANCE. The failure of any party to insist upon strict performance of any provision of this Investment Advisory Agreement shall not constitute a waiver of the right to insist upon strict performance of the obligation to strictly perform thereafter.

         4.5 RELATIONSHIP OF PARTIES. The Advisor assumes no responsibility under this Investment Advisory Agreement other than to render the services, advice, and assistance provided for hereunder in accordance with this Investment Advisory Agreement. It is expressly understood and agreed that with respect to and for the purposes of this Investment Advisory Agreement, that the Advisor and the Company are not partners or joint venturers. The relationship between the Company and the Advisor with respect to and for the purposes of this Investment Advisory Agreement shall be that of independent contractor.

         4.6 STANDARD OF CARE. (a) The Company understands that the Advisor has assumed no responsibility under this Investment Advisory Agreement other than to render the services provided for herein in accordance with this Investment Advisory Agreement. The Advisor shall use its best judgment and knowledge in carrying out its duties hereunder in good faith, and shall be liable for actions and omissions constituting violations of the Investment Advisors Act, other federal securities laws or any other applicable laws, but shall not be liable for any mistake of judgment or for any other loss suffered by the Company in the management of the Assets unless such loss results from the Advisor's willful misfeasance, gross negligence, reckless disregard of its duties or bad faith in connection with its performance hereunder. Without limiting the


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generality of the foregoing, the Advisor shall have no liability to any person for the acts or omissions of any third party (other than its own agents).

         (b) The Advisor shall use its best efforts to tender securities and interest coupons in response to offers, calls or redemptions, or with respect to exercise of conversion provisions, subscription rights and other options relating to the Assets, but the Advisor shall not be liable to the Company or otherwise for any failure to do so or to perform any act in connection therewith or to do so on a timely basis, unless the Advisor has received written notice thereof that refers to particular securities managed by it for the account of the Company, in which case the Advisor shall exercise its sole discretion in respect thereto in accordance with this Investment Advisory Agreement.

         (c) The Advisor is authorized to accept and rely upon all written or oral instructions, reports or communications given by an authorized agent of the Company listed on Schedule 5.1(c) (as such Schedule may be amended from time to time). The Advisor shall not be responsible for any act, omission or bankruptcy of any broker-dealer or Custodian or any other person with whom the Advisor may deal in respect of this Investment Advisory Agreement, including, without limitation, actions taken in reliance on directions given by any agent of the Company.

         4.7 INDEMNIFICATION. (a) The Company shall indemnify and hold the Advisor and each of its directors, members, managers, shareholders, officers, controlling persons, employees, sub-advisors and agents (including any individual who serves at the Advisor's request as director, officer, trustee or the like of another corporation) and/or the legal representatives and controlling persons of any of them harmless to the fullest extent permitted by law from and against all losses,


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claims, liabilities and expenses of any kind (including reasonable attorneys'
fees and expenses) and amounts paid in satisfaction of judgments, in compromise or as fines or penalties (a "Loss") resulting from any inaccuracy of any representation made by the Company herein or arising out of or as a consequence of, or resulting from, any matter arising under this Investment Advisory Agreement, including without limitation, actions taken by the Advisor pursuant to this Investment Advisory Agreement other than with respect to any Loss resulting from any failure by the Advisor to perform its duties and responsibilities hereunder in accordance with the terms of this Investment Advisory Agreement (including the standard of care set forth herein). The Company agrees that this indemnity shall survive termination of this Investment Advisory Agreement.

         (b) The Advisor shall indemnify and hold the Company harmless from and against all Losses resulting from any inaccuracy of any representation made by the Advisor herein or resulting from any failure by the Advisor to perform its duties and responsibilities hereunder consistent with Section 4.6(a) of this Investment Advisory Agreement. The Advisor agrees that this indemnity shall survive termination of this Investment Advisory Agreement.

         4.8 ARBITRATION OF DISPUTES. (a) In the event of any dispute arising between the Company and the Advisor with reference to any provision of this Investment Advisory Agreement, the matter shall be arbitrated in accordance with the Rules of the American Arbitration Association and the Federal Arbitration Act, as provided below.

         (b) Neither party shall initiate arbitration unless, at least 30 days prior thereto, the party requesting arbitration has given the other party written notice of the intent to initiate arbitration and a detailed description of the basis of the dispute. If the dispute remains unresolved at the end of such 30-day period, then either party may notify the other that it is proceeding to arbitration.

         (c) Within thirty (30) days following such second notification, the Company shall appoint an arbitrator and the Advisor shall appoint an arbitrator. In the event one of the parties fails to appoint an arbitrator within said thirty (30) days, the other party shall appoint both arbitrators. Within fifteen
(15) days following their appointment, and before entering into arbitration, the arbitrators shall select an umpire. In the event the arbitrators are not able to decide upon an umpire within said fifteen (15) days, the umpire shall be appointed by the American Arbitration Association. The arbitrators shall be executive officers or retired officers of investment management firms. Within sixty (60) days following the notification of the decision to arbitrate, the arbitration panel shall begin arbitration in Chicago, Illinois unless some other place is agreed upon by the Company and the Advisor, at which time the parties hereto may submit their cases in writing to the arbitration panel.

         (d) The arbitration panel shall interpret this Investment Advisory Agreement in accordance with Iowa laws and shall conduct proceedings in accordance with the Federal Rules of Civil Procedure. Within sixty (60) days after beginning the arbitration, the arbitrators shall file their written decision on the matter under arbitration with the Company and with the Advisor.

         (e) The expenses of the arbitration shall be paid by the party or parties in the proportion established by the arbitrators.

         (f) Any award of the arbitrators shall be deemed final and judgment upon such award may be entered and enforced in any Iowa District Court and transferred to any other jurisdiction.

         5. REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that as of the date of this Investment Advisory
Agreement:

         (a) This Investment Advisory Agreement has been duly authorized, executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against the Company in accordance with its terms;

         (b) No governmental authorizations, approvals, consents or filings, except for any filing with the Arizona Department of Insurance, are required in connection with the execution, delivery or performance of this Investment Advisory Agreement by the Company; the execution, delivery and performance of this Investment Advisory Agreement by the Company will not violate or result in any default under the Company's certificate of incorporation or bylaws (or equivalent constituent documents), any contract or other agreement to which the Company is a party or by which it or its assets (including the Assets) may be bound or any statute or any rule, regulation or order of any government agency or body;

         (c) The list of signatures attached hereto as Schedule 5.1(c) with respect to the Company constitutes the valid signatures of all directors, officers, employees or agents of the Company authorized to take action with respect to the Company's Assets and the Advisor shall be entitled to conclusively rely on any document executed by any of them;

         (d) The Company is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended) and none of its Assets are assets of an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended; and

         (e) The Company is a "qualified eligible client" as defined in Rule 4.7(b)(1)(ii) of the Commodity Exchange Act.

         5.2 REPRESENTATIONS AND WARRANTIES OF ADVISOR. The Advisor hereby represents and warrants that as of the date of this Investment Advisory
Agreement:

         (a) The Advisor hereby acknowledges that it is registered as an investment adviser under the Investment Advisers Act.

         (b) This Investment Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes its valid and binding obligation, enforceable against the Advisor in accordance with its terms; and

         (c) No governmental authorizations, approvals, consents or filings are required in connection with the execution, delivery or performance of this Investment Advisory Agreement by the Advisor; the execution, delivery and performance of this Investment Advisory Agreement by the Advisor will not violate or result in any default under the Advisor's certificate of incorporation or bylaws (or equivalent constituent documents), any contract or other agreement to which the Advisor is a party or by which it may be bound or any statute or any rule, regulation or order of any government agency or body.

         6. ACKNOWLEDGMENTS AND CONSENTS

         6.1 REGULATORY APPROVALS. The parties acknowledge that it is a condition precedent to this Investment Advisory Agreement becoming effective that all necessary insurance regulatory filings shall have been made and all necessary insurance regulatory approvals shall have been obtained.

         6.2 RULE 204-3 NOTICE. The Advisor has delivered to the Company a copy of the Advisor's Disclosure Statement, as required by Rule 204-3 under the Investment Advisors Act. If the Company has not received the Advisor's Disclosure Statement more than 48 hours prior to the date of execution of this Investment Advisory Agreement, the Company understands that it may terminate this Investment Advisory Agreement without penalty within five business days after such date of execution, provided that any investment action taken by the Advisor with respect to the Company's Assets prior to any such termination will be at such Company's risk.

         6.3 NO REPRESENTATION. The Advisor makes no representation as to the success of any investment strategy or security recommended by the Advisor to the Company. The Company acknowledges that it understands that no particular rate of return on the Assets has been promised or indicated by the Advisor.

         6.4 CONFIDENTIAL INFORMATION. By reason of the Advisor's investment advisory activities and the investment banking and other activities of its affiliates, the Advisor may acquire confidential information or be restricted from initiating transactions in certain securities. The Company acknowledges and agrees that the Advisor will not be free to divulge to the Company, or to act upon, any such confidential information with respect to the Advisor's performance of this Investment Advisory Agreement and that, due to such a restriction, the Advisor may not initiate a transaction the Advisor otherwise might have initiated.

         7. MISCELLANEOUS

         7.1 TERMINATION AND CANCELLATION. (a) This Investment Advisory Agreement shall terminate automatically if it is assigned (as such term is defined in the Investment Advisers Act and the rules thereunder) by the Advisor without the prior written consent of the Company.

         (b) This Investment Advisory Agreement may be terminated at any time by either party by prior written notice to the other party, such termination to be effective 60 days after receipt of such notice.

         (c) Upon termination, the Company shall immediately pay the Advisor all sums due hereunder through the date of termination and the Advisor shall deliver to the Company or its designee, as soon as reasonably practicable, all forms, records, statements, files, reports and other data and information prepared or collected by the Advisor in connection with the performance of this Investment Advisory Agreement. Termination of this Investment Advisory Agreement shall not affect any obligation or liability on the part of the Company for any transaction entered into or obligation incurred on the Company's behalf prior to the effective date of such termination.

         7.2 NOTICES. Any notices required or permitted under this Investment Advisory Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company:         Western Security Life Insurance Company
                                    2960 North Meridian Street
                                    Indianapolis, Indiana  46208
                                    Attention:  Jan Funk

         If to the Advisor:         AmerUs Capital Management Group, Inc.
                                    699 Walnut, Suite 2000
                                    Des Moines, Iowa  50309-3948
                                    Attention: Thomas C. Godlasky, President

         7.3 ENTIRE AGREEMENT. This Investment Advisory Agreement contains the entire understanding of the parties hereto and supersedes all prior agreements of the parties with respect to the subject matter contained herein. Any condition to a party's obligation hereunder may be waived in writing by such party.

         7.4 GOVERNING LAW. It is understood that this Investment Advisory Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts to be performed entirely within this state, without regard to Iowa choice of law rules.

         7.5 AMENDMENTS. This Investment Advisory Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part, except by an instrument in writing duly executed by the affected parties hereto, or their respective successors or assigns, and shall be subject to any required approval of the applicable state regulatory authority for the Company.

         7.6 BINDING AGREEMENT. This Investment Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         7.7 SEVERABLE PROVISIONS. If any provisions of this Investment Advisory Agreement shall be found to be invalid by any administrative agency or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Investment Advisory Agreement and all such remaining provisions shall remain in full force and effect.

         7.8 ASSIGNMENT. Any assignment, as defined by Section 202 of the Investment Advisers Act to the extent applicable, by the Advisor shall require the prior written consent of the Company, and any assignment by the Company or the Advisor shall be subject to any required approval of the applicable state regulatory authority for the Company.

         7.9 COUNTERPARTS. This Investment Advisory Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original hereof, but all of which shall constitute one and the same instrument.

         7.10 REQUIRED CFTC LEGEND. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS INVESTMENT ADVISORY AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS INVESTMENT ADVISORY AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of this 18th day of February, 2000.

                                      AMERUS CAPITAL MANAGEMENT GROUP, INC.

                                      By: /s/ THOMAS C. GODLASKY
                                         -------------------------------------
                                      Name: Thomas C. Godlasky
                                           -----------------------------------
                                      Title: President
                                            ----------------------------------

                                      WESTERN SECURITY LIFE INSURANCE COMPANY

                                      By: /s/ JOHN J. FAHRENBACH
                                         -------------------------------------
                                      Name: John J. Fahrenbach
                                           -----------------------------------
                                      Title: CEO
                                            ----------------------------------


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